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                                                                    Exhibit 23.1

                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Optical Sensors Incorporated of our report dated February 7, 1997, included in the 1996 Annual Report to Shareholders of Optical Sensors Incorporated.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04373) pertaining to the Optical Sensors Incorporated 1989 Omnibus Stock Option Plan and the Optical Sensors Incorporated 1993 Stock Option Plan and, in the Registration Statement (Form S-8 No. 333-17493) pertaining to the Optical Sensors Incorporated Employee Stock Purchase Plan, of our report dated February 7, 1997, with respect to the financial statements of Optical Sensors Incorporated, incorporated by reference in this Annual Report (Form 10-K) of Optical Sensors Incorporated.


Minneapolis, Minnesota                                  /s/ Ernst & Young LLP
March 27, 1997